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EXHIBIT 10.4




                        AGREEMENT FOR PURCHASE AND SALE


This Agreement is entered into this 12 day of October, 2004, between Lawrence Federal Savings Bank ("Seller") and Morgan Keegan Mortgage Company, Inc., a Tennessee corporation ("Buyer").

WHEREAS, Seller wishes to sell and Buyer wishes to buy all of Seller's right, title and interest in and to certain Contracts (as defined below) secured by first liens on manufactured homes.

   IN CONSIDERATION OF THE PREMISES AND OF THE MUTUAL COVENANTS AND AGREEMENTS
          HEREINAFTER CONTAINED, THE PARTIES HERETO AGREE AS FOLLOWS:

                                   DEFINITION
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, will have the following meanings:

AGREEMENT:  This Agreement  together with all exhibits and schedules  hereto and
---------
all subsequent written amendments and supplements hereto and thereto.

BUSINESS DAY: Any day other than a Saturday or Sunday, or a day on which banking
------------
institutions in Tennessee are authorized or obligated by law or executive order to be closed.

CLOSING:  The consummation of the transactions  contemplated to take place under
-------
this Agreement on the Closing Date.

CLOSING  DATE:  October 13, 2004,  or such later date as may be agreed to by the
-------------
parties to this Agreement for the consummation of the transactions contemplated to take place under this Agreement.

CONTRACT:  A retail  installment  sales contract or note and security  agreement
--------
executed by an Obligor's in connection with the purchase of a manufactured home and any Improvements thereto.

CONTRACT FILE: The credit application, all documents of insurance, and all other
-------------
documentation in possession of seller relating to a Contract.

CONTRACT  RATE:  The per annum  rate of  interest  to be paid by an  Obligor  as
--------------
provided in a Contract.

CUT-OFF DATE:  October 5, 2004,  after which date Seller will no longer  process
------------
payments received from or on behalf of Obligors.

DAMAGES:  Any  costs  or  expenses  (including   reasonable   attorneys'  fees),
-------
judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities.

ESCROW:  Any funds held in trust by Seller for payment of insurance  premiums or
------
taxes and any funds received by Seller from an Obligor or for payment of any purpose on a Contract, that have not been applied to reduce the principal or interest owed by the Obligor and not otherwise applied to the Contract.


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KNOWLEDGE:  Those facts that are actually known or should  reasonably  have been
---------
known by Seller's senior executive with responsibility for the administration of the Contracts.

OBLIGOR:  The person or persons other than Seller who executed a Contract.
-------

SCHEDULE OF  CONTRACTS:  The schedule  listing the  Contracts to be purchased by
----------------------
Buyer on the Closing Date, in the form attached hereto as Exhibit A.

SECURITY  INSTRUMENT:  A  manufacturer's  certificate  or  statement  of origin,
--------------------
certificate of title, Personal Property Security Act financing statement, mortgage, deed of trust and/or security deed duly filed and/or recorded, as required, in the state in which the manufactured home is located, evidencing Seller's perfected first priority security interest in a manufactured home.

UNPAID PRINCIPAL  BALANCE:  With respect to a Contract,  the Obligor's  original
-------------------------
principal balance minus (i) the cumulative principal portion of each installment received from the Obligor and applied to reduce such balance, the application of such installment being determined by applying interest at the Contract Rate through and including the date of such payment and the remainder being applied to reduce the principal balance, and minus (ii) any principal prepayments received from the Obligor and applied to reduce such balance. The principal and interest portion of each installment is determined in the manner specified in each Contract.

                                    ARTICLE 2
                                      PRICE

The purchase price of each Contract will be calculated as of the Closing Date and will be an amount equal to the sum of (i) seventy-seven (77%) of the Unpaid Principal Balance as of the Closing Date, and (ii) seventy-seven (77%) of all accrued, but unpaid, interest due in connection with all purchased Contracts, up to and including the Closing Date, and not to exceed 29 days of accrued interest on any individual Contract. No adjustment in the Purchase Price or Unpaid Principal Balance shall be made for any of the following receivable balances associated with the Contracts: (i) unpaid late charges, (ii) unpaid insurance,
(iii) partial payments, and (iv) unpaid taxes.


                                    ARTICLE 3
                     DUTIES, OWNERSHIP AND SECURITY INTEREST

Seller will reasonably cooperate with Buyer to take the action Buyer deems reasonably necessary to transfer to Buyer all of Seller's right, title and interest in and to the Contracts, and Seller shall notify the Obligors of Buyer's purchase of the Contracts and associated first priority security interest in the manufactured homes, inclusive of the delivery of all originals of the Contracts and Contract files to Buyer, together with the execution of assignments, financing statements, and certificates of title. After Closing, Seller will forward to Buyer in an expedient manner and at the expense of Seller, all moneys and correspondence received from obligors or in regards to a purchased Contract or the manufactured home. Subsequent to the Closing Date, Seller will reasonably assist Buyer in reconciling Obligor payments made to Seller prior to the Closing Date.



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                                    ARTICLE 4
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

For each Contract purchased by Buyer, Seller, as of the Closing Date, hereby represents, warrants and covenants as follows:
    1. All information set forth in any Contract File, and all other information furnished to Buyer by Seller with respect to the Contracts is true and correct in all material respects.
    2. Each Security Instrument constitutes, or in the case of an application for a Security Instrument will constitute, upon proper assignment, filing or recording, a perfected first priority security interest in a manufactured home.
    3. No Contract has been modified, extended or deferred, or any collateral released, within 120 days of the Cut-off Date. To the best of Seller's Knowledge, there is no material default, breach, violation or event of acceleration existing under any Contract and no event which, with notice and the expiration of any applicable grace or cure period, would constitute such a default, breach, violation or event of acceleration, Seller has not waived any such default, breach, violation or event of acceleration.
    4. To the best of Seller's Knowledge, there are no mechanics' liens or claims for work, labor or material described in the Contract.
    5. To the best of Seller's Knowledge, there is no delinquent tax, rent, assessment, lien or other charge outstanding against a manufactured home.
    6. Seller has no notice of any valid offset, defense or counterclaim to any Contact or Security Instrument, including the obligation of the Obligor to pay the unpaid principal, interest, or other charges on such Contract.
    7. To the best of Seller's Knowledge, the manufactured home, including any additional accessories and furnishings in the manufactured home described in the Contract, and any improvements thereto, has been delivered, set up and installed, as appropriate, to the satisfaction of the Obligor and in compliance with all applicable state, federal and local statutes, regulations, ordinances and requirements.
    8. The Contract and Security Agreement represent a valid, binding and enforceable obligation on behalf of the Obligor under the related Contract, enforceable in accordance with their terms, subject only to applicable laws relating to insolvency, bankruptcy, and equitable remedies.
    9. To the best of Seller's Knowledge, there is no claim against any third party available to the Obligor which would interfere with the Buyer's right to enforce the terms of the Contract or Security Instrument.
    10. To the best of Seller's Knowledge, the manufactured home is required pursuant to the Contract to be, and as of the Closing Date is, insured under standard homeowner's hazard and casualty insurance policies naming Seller (including Buyer) as loss payee, for an amount equal to the Unpaid Principal Balance of the Contract or the full cash value of the manufactured home.
    11. Seller is now and was at the time it originated the Contracts a legal entity, duly organized, validly existing, and in good standing and is able to perform its duties and obligations hereunder.
    12. Seller has the corporate or other requisite legal power to sell, transfer and assign the Contract and corresponding Security Instrument, and such sale, transfer and assignment have been duly authorized by any necessary corporate or other legal



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         action of Seller and constitute the legal, valid and binding obligation of Seller, enforceable in accordance with the terms hereof. Seller has obtained any and all necessary consents of third parties required of it in order to accomplish such sale, transfer and assignment, and such sale, transfer, and assignment will not result in Seller's being in default under any of the provisions of its articles or by-laws.
    13. There is only one original of each Contract document and such original is being delivered to Buyer on the Closing Date. Seller has good and marketable title to, and is the sole owner of, the Contracts.
    14. No instrument of release or waiver has been executed by Seller in connection with any Contract or Security Agreement, and no lien has been released in whole or in part.
    15. There are no actions, suits or proceedings existing, or to the best of Seller's Knowledge pending or threatened, against or affecting Seller before any court, arbitrator or governmental or administrative body or agency which materially affect the validity or enforceability of the Contract.
    16. Each Contract at the time at was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, consumer credit, truth in lending, and disclosure laws.
    17. Each Contract was originated by Seller and no other person or entity retains or holds any rights or interests in the Contract, including any rights or options to service such Contact.
    18. Seller has paid any taxes due as of the Closing Date due on account of Seller's sale or assignment of the Contracts.
    19.  Seller  has  transmitted,   or  will  within  the  time  prescribed  by
         applicable law, rule or regulation transmit, to the appropriate federal or state taxing authority and to each Obligor any required form or other notice setting forth the amount of interest paid by the Obligor to Seller as of the Closing Date regardless of when collected during the calendar year 2004.
    20. The amounts shown on the Schedule of Contracts (Exhibit A) delivered to Buyer at Closing are correct in all material respects.

                                    ARTICLE 5
                               BREACH OF WARRANTY

     Upon discovery by Buyer of any material breach of any representations and warranties, Buyer shall give prompt written notice to Seller. Within 30 days of its receipt of notice of breach, Seller must cure such breach, and if such breach is not cured within such 30 days ("Cure Period"), repurchase from Buyer the Contract within fifteen days of expiration of the Cure Period, with respect to which such breach exists. In the event of such a repurchase, Buyer must deliver to Seller the related Contract Security Agreement, Contract File and assign to Seller all of Buyer's right, title and interest in and to the related Contract free and clear of any and all claims, liens and encumbrances, except for those which existed at the time of Buyer's purchase of such Contract. Any such repurchase by Seller must be for a repurchase price equal to Seventy-Seven (77%) of the Unpaid Principal Balance of such Contract, plus accrued interest as of its date of repurchase. Seller's obligation and duty to repurchase, and the associated representations and warranties contained herein, shall expire and be of no



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     force or  effect on the date  twenty-four  (24)  months  from and after the
     Closing Date and any and all claims by Buyer for any such claims must be made on or before that date.

                                    ARTICLE 6
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer hereby represents, warrants and covenants to Seller as follows:

    1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power and authority to own its properties and carry on its business as it is now being conducted, and is duly qualified to transact business as it is now being conducted as a foreign corporation in all jurisdictions where such qualification is required, unless such failure to qualify would not have a materially adverse effect on Buyer's ability to carry out its obligations hereunder.
    2. Buyer has the corporate power to purchase the Contracts and corresponding Security Instruments and such purchase has been duly authorized by any necessary corporate action of Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms. Buyer has obtained any and all necessary consents of third parties required of it in order to accomplish such purchase, and such purchase will not result in Buyer's being in default under any of the provisions of its certificate of incorporation, by-laws or of any material credit or other agreements to which it is a party.
    3. Buyer has received all necessary federal, state and local licenses, permits, and/or authorizations and approvals required to conduct its business as it is presently being conducted and to perform its functions under this Agreement, except with respect to such licenses, permits, authorizations and approvals which the failure to obtain would not have an adverse effect on Buyer's ability to perform its obligations hereunder.

                                    ARTICLE 7
                                 INDEMNIFICATION

Seller agrees to protect, indemnify, and hold Buyer harmless against any and in respect of, any and all Damages arising out of, connected with or resulting from
(i) any willful material breach of the agreements, representations, covenants or warranties made by Seller herein not known or reasonably discoverable by Buyer during its due diligence of Seller's records; or (ii) actions of Seller prior to the Closing Date not known or reasonably discoverable by Buyer during its due diligence review and investigation .

Buyer agrees to protect, indemnify, and hold Seller harmless against and in respect of, any and all Damages arising out of, connected with or resulting from
(i) any breach of the agreements, representations, covenants or warranties made by Buyer herein or (ii) any acts or failures to act by Buyer under the terms hereof or (iii) any action taken or failure to act by Buyer after the Closing Date with respect to the Contracts.




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                                    ARTICLE 8
                        PERFORMANCE AND POWER OF ATTORNEY

In order to transfer the Contracts sold pursuant to this Agreement, Seller hereby grants to Buyer a limited power of attorney under which Buyer may execute or endorse in connection with a purchased Contract, on Seller's behalf, any instruments, payments, checks, chattel paper, financing statements or amendments thereto, manufacturer's statements or certificates of origin, assignments, registrations, certificate of title reasonably necessary in order to properly reflect Buyer as lienholder or owner subsequent to the Closing Date. The limited power of attorney will not be terminable by Seller without the prior written consent of Buyer, and Seller hereby authorizes any individual or any person nominated by Buyer to exercise all rights and remedies that Seller would have with respect to the Contracts but for the sale and assignment to Buyer.

                                    ARTICLE 9
                      BROKERAGE AND OTHER THIRD PARTY FEES

Buyer hereby assumes responsibility, and indemnifies Seller, for any and all brokerage or finder's fees due as a result of the transaction between Buyer and Seller that may or can be claimed as a result of this Agreement. Seller represents that it has not incurred any obligation for broker's commissions or finder's fees in connection with this transaction.

                                   ARTICLE 10
                                   THE CLOSING

At least two Business Days before the Closing Date, Seller must provide the Schedule of Contracts to Buyer. The Schedule of Contracts must list each Contract to be purchased on the Closing Date and must set forth as to each such
Contract:

     (1)   the account  number of the  Contract,
     (2)   the name of the Obligor,
     (3)   the then Unpaid Principal Balance,
     (4)   the next scheduled payment due date,
     (5)   the payment amount,
     (6)   the last payment date,
     (7)   the interest rate,

At the Closing, in connection with each purchased Contract, Seller must deliver to Buyer the following:

    1.   The Contract File;
    2. the original Contract, with an assignment in the form attached hereto as Exhibit E of all of Seller's right, title and interest therein;
    3. the original Security Instrument or a copy of an application thereof, and an assignment in form acceptable to Buyer of all of Seller's right, title, and interest therein; In the event Seller does not have an original Security Instrument, Seller shall provide the original Security Instrument to Buyer no later than 60 days from and after the closing date. In the event Seller does not provide the original Security Instrument within 60 days after the closing date, Buyer may require



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         Seller to repurchase the affected  Contract as per the terms of Article
         5.
    4.   Any and all Escrow funds held by Seller.
    5. Evidence of physical damage insurance coverage of each manufactured home;
    6. Obligor payment and collection records, including collection ledger comments;
    7. A bill of sale in the form attached hereto as Exhibit B. 8. A certificate in the form attached hereto as Exhibit C, 9. A certificate of resolution of the Board of Directors of Seller, authorizing Seller to enter into this Agreement and any and all transactions contemplated hereunder and stating that said resolution is in full force and effect as of the Closing Date, substantially in the form attached hereto as Exhibit D.

Subject to Seller complying with all of the terms and provisions of this Agreement by 10:00 a.m. Eastern Standard Time on the Closing Date, Buyer will pay to Seller, by wire transfer in immediately available funds, to a bank account specified by Seller to Buyer in writing at least two Business Days prior to the Closing Date the Purchase Price.

                                   ARTICLE 11
                                     NOTICES

Any notice, demand or communication which either party desires or is required to give to the other party in connection with this Agreement must be in writing and must be either served personally or sent by fax and Federal Express, addressed to the parties, as follows, or to such other fax number and/or address as either party hereafter specifies in accordance with this Article:

IF TO BUYER:         Morgan Keegan Mortgage Company, Inc.
                     1100 Ridgeway Loop Road, Ste. 400
                     Memphis, Tennessee  38120
                     Telephone:  (901) 374-7873
                     Facsimile:  (901) 374-7694
                     ATTN: R. A. Spell, Managing Director

IF TO SELLER:        LAWRENCE FEDERAL SAVINGS BANK
                     311 South Fifth Street
                     Ironton, Ohio  45638
                     Telephone:  (740) 532-0263
                     Facsimile: (740) 532-1885
                     ATTN:  Chief Executive Officer


                                   ARTICLE 12
                                NONCIRCUMVENTION

         Seller hereby understands and acknowledges that Buyer is selling the contracts to a third party ("Buyer's Customer"). Seller hereby agrees that Buyer's Customer will be considered a valuable, confidential and exclusive customer of Buyer and Seller will not make contact with Buyer's Customer relating to any other transactions, sales, relationships, including but not limited to the buying and selling of any Contracts or servicing rights or to have Buyer's Customer service Contracts for Seller, without the express prior written consent of Buyer. Seller's agreement contained herein shall remain
effective   regardless  of



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the result of the negotiations related to the transactions  contemplated hereby.
This provision shall be considered a non-circumvention provision by the parties and shall remain in effect for a period of thirty-six (36) months from the Closing Date.

                                   ARTICLE 13
                                     GENERAL

This Agreement together with all Exhibits and Schedules hereto constitutes the entire agreement between the parties hereto and supersedes any and all representations, promises, and statements, oral or written, made in connection with the subject matter of this Agreement and the negotiation hereof, and no such representation, promise or statement not written herein will be binding on the parties. This Agreement may not be varied or altered or its provisions waived except by an agreement in writing executed by duly authorized agents of both parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

Both parties agree that, without respect to the place of making or place of performance of this Agreement, governing law and venue for any claim or action ("Action") shall as follows: (i) in the event that Buyer initiates any Action against Seller, the same shall be exclusively held in either the state courts of Ironton, Ohio or the Federal District located closest to Seller's principal place of business and the Agreement shall be governed by and construed under the laws of the State of Tennessee without regards to its conflicts of law principles; and (ii) in the event that Seller initiates any Action against Buyer, the same shall be exclusively held in the state courts located in Memphis, Tennessee, or the Federal District located closest to Buyer's principal place of business in Tennessee, and the Agreement shall be governed by and construed under the laws of Tennessee, without regard to its conflicts of law principles.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provisions in any other jurisdiction.

Captions are for convenience of reference only and are not to be considered as defining or limiting in any way the scope or intent of the provisions in any other jurisdiction.

The waiver of any breach, term, provision or condition of this Agreement may not be construed to be a subsequent waiver of any other breach, term, provision or condition. All remedies afforded by this Agreement for a breach hereof will be cumulative, that is, in addition to all other remedies provided for herein or at law or in equity.

All agreements, representations, warranties and covenants made herein will survive the execution and delivery of this Agreement, the Closing, and the purchase of the Contracts hereunder.




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Headings  of the  Articles  and  Sections of this  Agreement  are  intended  for reference only and may not be deemed to affect or be utilized in the interpretation of any of the provisions hereof. All Schedules and Exhibits hereto are incorporated herein by the references thereto in this Agreement.

This Agreement may be executed in one or more counterparts or duplicate originals, each of which must be deemed an original, but all of which together will constitute but one and the same instrument.

The designations of the parties to this Agreement and any pronouns referring to any party, wherever used, must be so construed as to include the plural as well as the singular number, and, whenever the context permits, any gender includes all other genders and the singular number includes the plural. As used in this Agreement, the words "includes" and "including" are not limiting, and the words "hereof" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Seller:                                     Buyer:
Lawrence Federal Savings Bank               Morgan Keegan Mortgage Company, Inc.
By: /s/ RobRoy Walters                      By: /s/ R.A. Spell
---------------------------------------     ------------------------------------
RobRoy Walters, Executive Vice              R. A. Spell, Managing Director
President and Chief Financial Officer